UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 3, 2015

HempAmericana, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55266	46-4816984
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Reade Street Suite 4FW New York, NY 10007

(Address of principal executive offices)

212-349-7068

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Copies to:

ETN Services LLC.

780 Reservoir Avenue, #123,

Cranston, R.I.  02910

Tel: (401)-641-0405

Fax: (401)-633-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 other events

On March 3, 2015 HempAmericana, Inc., issued Forty Million (40,000,000) shares of restricted common stock with a par value of .0001 to Africement, Inc. and Forty Million (40,000,000) shares of restricted common stock with a par value of .0001 to Elad Gold Properties, Inc. for services rendered. This equates to a total share issuance of Eighty Million (80,000,000) shares of restricted common stock with a par value of ..0001. Salvador Rosillo is the CEO and sole shareholder of Africement, Inc. and Shlomo Bleier is the CEO and sole shareholder of Elad Gold Properties, Inc. The total issued and outstanding shares of the Company’s common stock is now 91,860,840.

There are no shares of preferred stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

n/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2015

HempAmericana, Inc.

By: /s/Salvador Rosillo

—————————————

Name: Salvador Rosillo

Title:   President, CEO

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